Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350 (adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002), I, Christopher Wood, the undersigned Chief Executive Officer of Wako Logistics Group, Inc. (the “Company”), and I, David Koontz, the undersigned Chief Financial Officer of the Company, certify to the best of my knowledge the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended September 30, 2005, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005

/s/ Christopher Wood	/s/ David Koontz
Name: Christopher Wood	Name: David Koontz
Title: Chief Executive Officer	Title: Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

This certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.